                                                                    Exhibit 99.1


                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
 TransLink Software, Inc.:

We have audited the accompanying balance sheets of TransLink Software, Inc. (the "Company") as of December 31, 1998 and 1999 and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ DELOITTE & TOUCHE LLP

San Jose, California
April 10, 2000

                           TRANSLINK SOFTWARE, INC.

                                BALANCE SHEETS

                                                                                    December 31,
                                                                            --------------------------
                                   ASSETS                                        1998          1999
                                                                                 ----          ----
Current assets:
  Cash and cash equivalents...............................................   $   234,548   $   713,705
  Accounts receivable.....................................................        31,500         1,326
  Prepaid expenses and other current assets...............................         1,983        36,680
                                                                             -----------   -----------

           Total current assets...........................................       268,031       751,711

Property and equipment, net...............................................       169,304       196,272

Other assets..............................................................        35,455        54,349
                                                                             -----------   -----------

Total assets..............................................................   $   472,790   $ 1,002,332
                                                                             ===========   ===========

                            LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable........................................................   $    20,240   $    29,280
  Accrued liabilities.....................................................         7,514        42,064
  Deferred revenue........................................................             -       264,386
                                                                             -----------   -----------

           Total current liabilities......................................        27,754       335,730
                                                                             -----------   -----------

Deferred rent.............................................................         8,942         9,693

Commitments (Note 6)

Shareholders' equity:
  Series A convertible preferred stock, par value $1.00, 1,500,000 shares authorized; shares issued and outstanding: none in 1998
    and 1,500,000 in 1999 (liquidation preference of $1,500,000)..........             -     1,500,000
  Common stock, no par value, 100,000,000 shares authorized; shares
   issued and outstanding: 12,310,449 in 1998 and 1999....................     1,877,408     2,574,621
  Notes receivable from shareholders......................................       (28,000)      (28,000)
  Deferred stock compensation.............................................             -      (270,602)
  Accumulated deficit.....................................................    (1,413,314)   (3,119,110)
                                                                             -----------   -----------

           Total shareholders' equity.....................................       436,094       656,909
                                                                             -----------   -----------

Total liabilities and shareholders' equity................................   $   472,790   $ 1,002,332
                                                                             ===========   ===========


                      See notes to financial statements.

                           TRANSLINK SOFTWARE, INC.

                           STATEMENTS OF OPERATIONS

                                                                   Years Ended December 31,
                                                             ------------------------------------
                                                                      1998          1999
                                                                      ----          ----
Revenues:
  License.....................................................     $  177,208    $   119,625
  Service.....................................................         46,443         73,176
                                                                   ----------    -----------

           Total revenues.....................................        223,651        192,801

Costs and expenses:
  License cost of revenues....................................         23,149         12,734
  Service cost of revenues....................................         26,300         40,800
  Sales and marketing.........................................        361,177        363,305
  Research and development....................................        542,643        679,940
  General and administrative..................................        218,844        375,550
  Stock compensation*.........................................              -         42,409
                                                                   ----------    -----------

           Total costs and expenses...........................      1,172,113      1,514,738

Loss from operations..........................................       (948,462)    (1,321,937)

Other income (expense):
  Interest income and other, net..............................         12,620         32,681
  Interest expense............................................              -       (416,540)
                                                                   ----------    -----------

           Total other income (expense), net..................         12,620       (383,859)
                                                                   ----------    -----------

Net loss......................................................     $ (935,842)   $(1,705,796)
                                                                   ==========    ===========


*Stock compensation:
  Cost of revenues............................................     $        -    $       274
  Sales and marketing.........................................              -          1,714
  Research and development....................................              -          3,598
  General and administrative..................................              -         36,823
                                                                   ----------    -----------

           Total..............................................     $        -    $    42,409
                                                                   ==========    ===========

                      See notes to financial statements.

                           TRANSLINK SOFTWARE, INC.

                      STATEMENTS OF SHAREHOLDERS' EQUITY

                                              Series A Preferred Stock         Common Stock
                                              ------------------------    -----------------------
                                                Shares        Amount        Shares       Amount
                                                ------        ------        ------       ------
BALANCES, January 1, 1998.................            -      $        -   12,020,193    $1,587,152


Issuance of common stock..................                                   290,256       290,256

Repayments of note receivable.............

Net loss..................................
                                              ---------      ----------   ----------    ----------

BALANCES, December 31, 1998...............            -               -   12,310,449     1,877,408

Issuance of Series A preferred stock......    1,500,000       1,500,000

Issuance of warrants......................                                                 384,202

Deferred compensation.....................                                                 313,011

Amortization of deferred compensation.....

Net loss..................................
                                              ---------      ----------   ----------    ----------
BALANCES, December 31, 1999...............    1,500,000      $1,500,000   12,310,449    $2,574,621
                                              =========      ==========   ==========    ==========

                                                                     Notes
                                                                   Receivable                       Total
                                             Preferred Stock         From        Accumulated     Shareholders'
                                               Compensation       Shareholders     Deficit          Equity
                                               ------------       ------------     -------          ------
BALANCES, January 1, 1998.................      $        -        $   (721,938)  $   (477,472)  $   387,742


Issuance of common stock..................                                                          290,256

Repayments of note receivable.............                             693,938                      693,938

Net loss..................................                                           (935,842)     (935,842)
                                                ----------        ------------   ------------   -----------

BALANCES, December 31, 1998...............               -             (28,000)    (1,413,314)      436,094

Issuance of Series A preferred stock......                                                        1,500,000

Issuance of warrants......................                                                          384,202

Deferred compensation.....................        (313,011)                                               -

Amortization of deferred compensation.....          42,409                                           42,409

Net loss..................................                                         (1,705,796)   (1,705,796)
                                                ----------        ------------   ------------   -----------

BALANCES, December 31, 1999 ..............      $ (270,602)       $    (28,000)  $ (3,119,110)  $   656,909
                                                ==========        ============   ============   ===========

                      See notes to financial statements.

                           TRANSLINK SOFTWARE, INC.


                           STATEMENTS OF CASH FLOWS

                                                                                                          Years Ended
                                                                                                          December 31,
                                                                                                 --------------------------------
                                                                                                       1998           1999
                                                                                                       ----           ----
Cash flows from operating activities:
  Net loss...............................................................................            $(935,842)     $(1,705,796)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization........................................................               34,870           51,304
    Loss on disposal of property and equipment...........................................                    -            5,440
    Noncash interest expense.............................................................                    -          384,202
    Amortization of deferred compensation................................................                    -           42,409
    Changes in assets and liabilities:
      Accounts receivable................................................................              (31,500)          30,174
      Prepaid expenses and other current assets..........................................               12,182          (34,697)
      Accounts payable...................................................................              (11,688)           9,040
      Accrued liabilities and deferred rent..............................................                9,163           35,301
      Deferred revenues..................................................................                    -          264,386
                                                                                                     ---------      -----------
           Net cash used in operating activities.........................................             (922,815)        (918,237)
                                                                                                     ---------      -----------

Cash flows from investing activities:
  Purchases of property and equipment....................................................              (71,290)         (84,152)
  Proceeds from disposal of property and equipment.......................................                    -              440
  Other assets...........................................................................                1,943          (18,894)
                                                                                                     ---------      -----------
           Net cash used in investing activities.........................................              (69,347)        (102,606)
                                                                                                     ---------      -----------

Cash flows from financing activities:
  Repayment of note receivable from shareholders.........................................              693,938                -
  Proceeds from sale of convertible preferred stock, net.................................                    -        1,500,000
  Proceeds from sale of common stock.....................................................              290,256                -
  Proceeds from notes payable............................................................                    -          450,000
  Repayment of notes payable.............................................................                    -         (450,000)
                                                                                                     ---------      -----------
           Net cash provided by financing activities.....................................              984,194        1,500,000
                                                                                                     ---------      -----------
Net increase (decrease) in cash and cash equivalents.....................................               (7,968)         479,157

Cash and cash equivalents - beginning of year............................................              242,516          234,548
                                                                                                     ---------      -----------
Cash and cash equivalents - end of year..................................................            $ 234,548      $   713,705
                                                                                                     =========      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
  Cash paid for interest                                                                                     -           32,338
                                                                                                     =========      ===========

                      See notes to financial statements.

                           TRANSLINK SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                    Years Ended December 31, 1998 and 1999

1.   Summary of Significant Accounting Policies

     Organization - TransLink Software, Inc. (the Company), was incorporated in Washington in February 1997. The Company is a provider of high performance mainframe integration solutions.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents consist of checking and savings accounts with one financial institution. The Company sells its products to companies within the United States. The Company does not require collateral or other security to support accounts receivable. To reduce credit risk, management performs ongoing evaluations of its customers' financial condition.

     Cash Equivalents - The Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents.

     Property and Equipment - Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives of approximately three to seven years. Leasehold improvements are amortized over the shorter of the lease term or their useful lives.

     Long-Lived Assets - The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

     Software Development Costs -Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional development costs would be capitalized in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Computer Software To Be Sold, Leased, or Otherwise Marketed. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

     Notes Receivable from Shareholders - The notes receivable from shareholders were issued in exchange for common stock, bear interest at 9% per annum and are due in monthly installments through February 2004.

     Income Taxes - The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax reporting purposes, and net operating loss carryforwards measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

                           TRANSLINK SOFTWARE, INC.

                    Years Ended December 31, 1998 and 1999

     Certain Significant Risks and Uncertainties - The Company operates in the software industry, and accordingly, can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company in terms of its future financial position, results of operations or cash flows; ability to obtain additional financing; fundamental changes in the technology underlying software products; market acceptance of the Company's products under development; development of sales channels; loss of significant customers; litigation or other claims against the Company; the hiring, training and retention of key employees; successful and timely completion of product development efforts; and new product introductions by competitors.

     Revenue Recognition - The Company's revenue recognition policy is consistent with Statement of Position (SOP) 97-2, as amended. License revenues are comprised of fees for the Company's software products. Revenue from license fees is recognized when an agreement has been signed, delivery of the product has occurred, no significant Company obligations remain, the fee is fixed or determinable and collectibility is probable. If the fee due from the customer is not fixed or determinable, revenue is recognized as payments become due from the customer. If collectibility is not considered probable, revenue is recognized when the fee is collected. Revenue on arrangements with customers who are not ultimate users (primarily resellers) is not recognized until the product is delivered to the end user.

     Service revenues are comprised of revenue from support arrangements, consulting fees and training. Support arrangements provide technical support and the right to unspecified upgrades on an if-and-when-available basis. Revenue from support arrangements is recognized on a straight-line basis as service revenue over the life of the related agreement. Consulting and training revenue is recognized when provided to the customer. Customer advances and billed amounts due from customers in excess of revenue recognized are recorded as deferred revenue.

     Research and Development- Research and development expenses are charged to operations as incurred. Such expenses include costs associated with the design and development of new products and costs related to the Company's internally developed software systems. To date, these costs which meet the capitalization criteria of SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use have not been significant.

     Stock Compensation - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees.

     The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which requires that the fair value of such instruments be recognized as an expense over the period in which the related services are received.

     Comprehensive Loss -SFAS No. 130, Reporting Comprehensive Income requires that an enterprise report, by major components and as a single total, the change in its net assets during the period from nonowner sources. For the years ended December 31, 1998 and 1999, comprehensive loss was equal to net loss.

     Recently Issued Accounting Standard - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement requires companies to record derivatives on

                           TRANSLINK SOFTWARE, INC.

                    Years Ended December 31, 1998 and 1999

     the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 will be effective for the Company's fiscal year ending December 31, 2001. The Company believes that this statement will not have a significant impact on the Company's financial position, results of operations or cash flows.

2.   Property and Equipment

     Property and equipment at December 31 consist of (in thousands):

                                                          1998         1999
                                                          ----         ----
     Equipment and furniture........................     $ 50,978    $  58,726
     Computers and software.........................      164,980      239,102
     Leasehold improvements.........................        5,004            -
                                                         --------    ---------

     Total..........................................      220,962      297,828

     Accumulated depreciation and amortization......      (51,658)    (101,556)
                                                         --------    ---------

     Property and equipment, net....................     $169,304    $ 196,272
                                                         ========    =========

3.   Accrued Liabilities

     Accrued liabilities at December 31 consist of (in thousands):

                                                          1998         1999
                                                          ----         ----
     Accrued compensation and related benefits......     $3,032      $ 7,806
     Deferred rent..................................      4,482        8,942
     Other..........................................          -       25,316
                                                         ------      -------

     Total..........................................     $7,514      $42,064
                                                         ======      =======

4.   Notes Payable

     In February 1999, the Company issued notes payable to various shareholders for a total of $423,774 for working capital purposes. In May 1999, the Company issued a note payable to an individual for a total of $26,226. The entire principal balance and accrued interest of $482,338 was repaid during 1999.

     In consideration for these financing arrangements, the Company issued warrants to purchase 450,000 shares of common stock at $0.25 per share. As described in Note 5, the estimated fair value of such warrants of $384,202 was recorded as additional interest expense in 1999.

5.   Shareholders' Equity

     Convertible Preferred Stock

     The significant terms of the convertible preferred stock are as follows:

                           TRANSLINK SOFTWARE, INC.

                    Years Ended December 31, 1998 and 1999

     . Each share is convertible into one share of common stock (subject to adjustments for events of dilution) and has no voting rights.

     . If and when declared by the Board of Directors, the holders of Series A convertible preferred stock are entitled to receive the payment of dividends if a dividend is declared on common shares on the same per share basis.

     . Holders of Series A convertible preferred stock have a liquidation preference of $1.00 per share, plus any declared but unpaid dividends.

     Common Stock

     At December 31, 1999, the Company has reserved shares of common stock for issuance as follows:

          Conversion of preferred stock............................................      1,500,000
          Issuance under stock option plan.........................................        940,000
          Exercise of common stock warrants........................................        950,000
                                                                                         ---------

                                                                                         3,390,000
                                                                                         =========

     Stock Option Plan


     Under the Company's 1997 Stock Option Plan (the Plan), the Board of Directors is authorized to grant to employees, officers, directors and consultants up to 940,000 shares of common stock at prices not less than the fair market value at date of grant for incentive stock options and not less than 85% of fair market value for nonstatutory options as determined by the Board of Directors. These options generally expire ten years from the date of grant and become exercisable ratably over a four-year period.

     Option activity under the Plan is as follows:

                                                                                                        Weighted
                                                                                              Number    Average
                                                                                                of      Exercise
                                                                                              Shares     Price
                                                                                              ------     -----
          Outstanding, January 1, 1998 (100,000 shares exercisable at
            a weighted average exercise price of $2.63 per share).....................       460,000      $0.83

          Granted (weighted average fair value of $0.12 per share)....................       250,000       0.58
          Canceled....................................................................      (135,000)      0.35
                                                                                            --------      -----
          Outstanding, December 31, 1998 (156,500 shares exercisable
            at a weighted average exercise price of $1.79 per share)..................       575,000       0.83

          Granted (weighted average fair value of $1.76 per share)....................       197,000       1.00
          Canceled....................................................................       (50,000)      0.35
                                                                                            --------      -----

          Outstanding, December 31, 1999..............................................       722,000      $0.91
                                                                                            ========      =====

                           TRANSLINK SOFTWARE, INC.

                    Years Ended December 31, 1998 and 1999

     Information regarding stock option grants during the years ended December 31, 1998 and 1999 is summarized as follows:

                                                          Year ended                                            Year ended
                                                       December 31, 1998                                     December 31, 1999
                                                       -----------------                                     -----------------

                                                   Weighted        Weighted                               Weighted       Weighted
                                                    Average        Average                                 Average        Average
                                                   Exercise          Fair                                 Exercise         Fair
                                    Shares           Price          Value                  Shares           Price          Value
                                ---------------  -------------  --------------         ---------------  -------------  -------------
     Exercise price equals
     market price                       250,000          $0.58           $0.12                 113,000          $1.00     $0.46
     Exercise price is less
     then market price                        -              -               -                  84,000          $1.00     $3.50

     At December 31, 1999, 218,000 shares were available for future grant under the Option Plan.

     Additional information regarding options outstanding as of December 31, 1999 is as follows:

                                  Options Outstanding                                                  Options Exercisable
---------------------------------------------------------------------------------------       -------------------------------------
                                                       Average                Weighted                                   Weighted
                                                      Remaining                Average                                    Average
          Exercise             Number             Contractual Life            Exercise                Number              Exercise
            Price           Outstanding                (Years)                  Price              Exercisable             Price
            -----           -----------                ------                   -----              -----------             ------
       $      0.27             102,000                   7.29                   $0.27                  63,750               $0.27
       $      0.35             198,000                   8.05                    0.35                  83,375                0.35
       $      0.75              95,000                   8.38                    0.75                  35,625                0.75
       $      1.00             227,000                   9.42                    1.00                  47,500                1.00
       $      2.63             100,000                   7.17                    2.63                 100,000                2.63
                               -------                                                                -------

       $0.27-$2.63             722,000                   8.29                   $0.91                 330,250               $1.16
                               =======                                                                =======

     Stock Compensation


     During the last half of 1999, the Company issued 84,000 common stock options to employees at an exercise price of $1.00 per share, which were at prices less than the fair value of its common stock. The fair value of the common stock was $4.29 per share. Accordingly, the Company recorded approximately $276,360 as the value of such options in 1999. Stock compensation of $5,758 was amortized to expense in fiscal 1999, and at December 31, 1999, the Company had $270,602 in deferred stock compensation related to such options.

     During 1999, the Company issued nonstatutory common stock options to consultants to purchase 40,000 shares of common stock which were all outstanding at December 31, 1999. Accordingly, the Company recognized the fair value of $36,651 as stock compensation expense in 1999 as the options were fully vested at the date of grant. The fair values of these options were determined at the date of vesting using the methods specified by SFAS 123 with the following weighted average assumptions during 1999: expected life, ten years; risk free

                           TRANSLINK SOFTWARE, INC.

                    Years Ended December 31, 1998 and 1999

     interest rate, 6.0%; volatility, 100%; and no dividends during the expected term. Forfeitures are recognized as they occur.

     Additional Stock Plan Information

     As discussed in Note 1, the Company accounts for its stock-based awards using the intrinsic value method in accordance with APB No. 25, Accounting for Stock Issued to Employees, and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements granted at fair market value.

     SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123), requires the disclosure of pro forma net income or loss had the Company adopted the fair value method. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the minimum value method with the following weighted average assumptions: expected life, five years in 1998 and 1999; risk-free interest rate, 6% in 1998 and 1999; and no dividends during the expected term. The Company's calculations are based on a single option valuation approach, and forfeitures are recognized as they occur. If the computed fair values of the awards had been amortized to expense over the vesting period of the awards under the fair value method as required under SFAS No. 123, pro forma net loss would approximately $943,000 and $1,724,000 for 1998 and 1999, respectively.

     Common Stock Warrants

     In 1997, the Company issued warrants to an investor, in connection with the issuance of common stock, to purchase 500,000 shares of common stock at an exercise price of $0.35 per share. These warrants are immediately exercisable and expire in September 2000. No warrants had been exercised as of December 31, 1999.

     In 1999, the Company issued warrants, in connection with certain debt obligations (see Note 4), to purchase 450,000 shares of common stock at an exercise price of $0.25 per share. These warrants are immediately exercisable and expire in February through May 2002. No warrants had been exercised as of December 31, 1999. The estimated fair value of such warrants of $384,202 was recorded as additional interest expense in the accompanying statement of operations for 1999.

                           TRANSLINK SOFTWARE, INC.

                    Years Ended December 31, 1998 and 1999

6.   Lease Commitments

     The Company leases its principal facilities under a noncancelable operating lease expiring in February 2004. Future minimum rental payments under operating leases are as follows:

     Year Ending
     December 31,
     ------------

     2000....................................................    $ 204,000
     2001....................................................      230,000
     2002....................................................      242,000
     2003....................................................      242,000
     2004....................................................       40,000
                                                                 ---------

                                                                 $ 958,000
                                                                 =========

     Rent expense was approximately $59,000 and $68,000 and for 1998 and 1999.

7.   Income Taxes

     Due to the Company's loss position, there was no provision for federal income taxes for 1998 and 1999.

     Significant components of the Company's net deferred tax assets for federal income taxes at December 31 consist of:

                                                                                             1998         1999
                                                                                             ----         ----
     Deferred tax assets:
       Net operating loss carryforwards.....................................              $ 482,000   $ 1,046,000
       Accruals and reserves recognized in different periods................                      -        33,000
                                                                                          ---------   -----------

     Total deferred tax assets..............................................                482,000     1,079,000
     Deferred tax liabilities -
       Excess tax depreciation over book....................................                (10,000)      (13,000)
                                                                                          ---------   -----------
                                                                                            472,000     1,066,000

     Valuation allowance....................................................               (472,000)   (1,066,000)
                                                                                          ---------   -----------

     Net deferred tax asset.................................................              $       -   $         -
                                                                                          =========   ===========

     Due to the uncertainty surrounding the realization of benefits of its favorable tax attributes in future tax returns, as of December 31, 1998 and 1999, the Company has fully reserved its net deferred tax assets of approximately $472,000 and $1,066,000, respectively.

     For all periods presented, the Company's effective rate differs from the expected benefit at the federal statutory tax rate due primarily to state taxes offset by a valuation allowance against deferred tax assets.

     At December 31, 1999, the Company has federal net operating loss carryforwards of approximately $2,988,000, expiring through 2019.

                           TRANSLINK SOFTWARE, INC.

                    Years Ended December 31, 1998 and 1999

     The extent to which the loss carryforwards can be used to offset future taxable income and tax liabilities, respectively, may be limited, depending on the extent of ownership changes within any three-year period.

8.   Employee Benefit Plan

     The Company sponsors a 401(k) Saving and Retirement Plan (the Plan) for all employees who meet certain eligibility requirements. Participants may contribute, on a pre-tax basis, between 1% and 15% of their annual compensation, but not to exceed a maximum contribution amount pursuant to
     Section 401(k) of the Internal Revenue Code. The Company is not required to contribute, nor has it contributed, to the Plan for any of the periods presented.

9.   Subsequent Events

     In April 2000, the Company was acquired by Active Software, Inc. (Active), a developer of software products for businesses that allow users to integrate incompatible software applications across their extended enterprise of customers, suppliers and partners. Active issued 796,363 shares of common stock, options to purchase 43,041 shares of common stock, and paid approximately $4.5 million in cash in exchange for all capital stock of the Company.

                                   * * * * *